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                                                                      EXHIBIT 4


                                    December 11, 1997


Morgan Kent Group, Inc.
545 Madison Avenue
14th Floor
New York, New York 10022

         Re:     Morgan Kent Group, Inc. Purchase of Shares of
                 Common Stock of Kings Road Entertainment, Inc.
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Dear Sirs:

                 The undersigned, the holder on the date hereof of a majority of the outstanding shares of common stock, $.01 par value per share (the "Common Stock"), of Kings Road Entertainment, Inc. (the "Company"), acknowledges that the Company and Morgan Kent Group, Inc. ("Morgan Kent") propose to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") whereby Morgan Kent will purchase 6,374,007 newly-issued shares of Common Stock, providing Morgan Kent with 53% of the shares of Common Stock outstanding after such issuance by the Company and purchase by Morgan Kent. In recognition of the benefit that such a purchase will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, except to the extent permitted in accordance with the volume limitations of Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), for a period of one year from the date of the Stock Purchase Agreement, the undersigned will not, directly or indirectly, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of any legal or beneficial interest in any shares of Common Stock, any securities convertible into or exchangeable or exercisable for shares of Common Stock, or any warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any shares of Common Stock (including, without limitation, any such shares, securities or rights that may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations of the Securities and Exchange Commission promulgated under the 1933 Act); provided, however, that the undersigned may dispose of any and all shares of Common